FORM 4 — JOINT FILER INFORMATION

NAME:	Frost Gamma Investments Trust

ADDRESS:	4400 Biscayne Blvd Miami, FL 33137

Designated Filer:	Phillip Frost, M.D.

Issuer and Ticker Symbol:	Vector Group Ltd. (VGR)

Date of Event Requiring Statement:	January 14, 2010

FROST GAMMA INVESTMENTS TRUST

by: /s/ Phillip Frost MD, as trustee
Phillip Frost, M.D., Trustee

JOINT FILER INFORMATION

NAME:	Frost Nevada Investments Trust

ADDRESS:	4400 Biscayne Blvd Miami, FL 33137

Designated Filer:	Phillip Frost, M.D.

Issuer and Ticker Symbol:	Vector Group Ltd. (VGR)

Date of Event Requiring Statement:	January 14, 2010

FROST NEVADA INVESTMENTS TRUST

by: /s/ Phillip Frost MD, as trustee
Phillip Frost, M.D., Trustee